      As filed with the Securities and Exchange Commission on March 9, 1998
                                                       Registration No. 33-89868

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                  VIASOFT, INC.
             (Exact name of Registrant as specified in its charter)


                  Delaware                              94-2892506
         (State or other jurisdiction of    (I.R.S. Employer Identification No.)
         incorporation or organization)


                 3033 North 44th Street, Phoenix, Arizona 85018
    (Address of Registrant's Principal Executive Offices, including zip code)


                    Viasoft, Inc. 1994 Equity Incentive Plan
                            (Full title of the plan)


            Steven D. Whiteman, President and Chief Executive Officer
                                  Viasoft, Inc.
                             3033 North 44th Street
                             Phoenix, Arizona 85018
                     (Name and address of agent for service)


                                 (602) 952-0050
           (Telephone number, including area code of agent of service)

                                     PART I

                              EXPLANATORY STATEMENT

             A total of 1,400,000 shares of common stock of Viasoft, Inc. (the "Company") were registered by Registration Statement on Form S-8, as amended (File No. 33-89868), to be issued in connection with the Viasoft, Inc. 1994 Equity Incentive Plan (the "1994 Plan"). On November 14, 1997, the stockholders of the Company approved the Viasoft, Inc. 1997 Equity Incentive Plan (the "1997 Plan"), which replaces the 1994 Plan. As a result, no further option grants will be made under the 1994 Plan. Pursuant to Instruction E to Form S-8, a maximum of 1,167,758 shares under the 1994 Plan, which includes (i) twenty-eight thousand four hundred forty-six (28,446) shares of the Company's common stock that were registered in connection with the 1994 Plan but have not been issued under the 1994 Plan, and (ii) certain shares of common stock of the Company that were registered in connection with the 1994 Plan but are subject to awards under the 1994 Plan that are forfeited, terminate, expire or lapse for any reason, are carried forward to, and deemed covered by, the Registration Statement on Form S-8 filed on or about the date hereof in connection with the 1997 Plan.

                                    PART II

Item 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

              The Registration Statement on Form S-8, File No. 33-89868, and Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, File No. 33-89868, are incorporated by reference herein.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, and the State of Arizona, on this 5th day of March, 1998.

                                     Viasoft, Inc.


                                     By:  /s/ Steven D. Whiteman
                                           Steven D. Whiteman
                                           President and Chief Executive Officer


                                       2
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         Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   Signature                                     Title                             Date


/s/ Steven D. Whiteman                                 Chief Executive Officer                March 5, 1998
---------------------------------------------          and Director
Steven D. Whiteman



/s/ Mark R. Schonau                                    Chief Financial Officer                March 5, 1998
---------------------------------------------
Mark R. Schonau



* /s/ John J. Barry III                                Director                               March 5, 1998
---------------------------------------------
John J. Barry III


* /s/ Alexander S. Kuli                                Director                               March 5, 1998
---------------------------------------------
Alexander S. Kuli


* /s/ J. David Parrish                                 Director                               March 5, 1998
---------------------------------------------
J. David Parrish



* /s/ Arthur C. Patterson                              Director                               March 5, 1998
---------------------------------------------
Arthur C. Patterson



*By  /s/ Steven D. Whiteman
   ------------------------------------------
        Steven D. Whiteman
        Attorney-in-Fact




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